Exhibit 99.1

ORBCOMM TO ACQUIRE WAM TECHNOLOGIES

Expands ORBCOMM’s telematics solutions portfolio to include refrigerated sea containers, solidifying its leading market presence in the transportation industry

Rochelle Park, NJ, October 6, 2015 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced that it has entered into a definitive agreement to acquire substantially all the assets of WAM Technologies LLC (WAM), an affiliate of Mark-It Services, Inc. Based in Skillman, NJ, WAM is a leading provider by market share of remote wireless management and control solutions for ocean transport refrigerated containers and related intermodal equipment on a global basis.

WAM’s product offering is uniquely suited to monitor the temperature and location of refrigerated containers for global shipping companies and international produce companies. WAM’s solution has already been deployed globally by AT&T in order to serve one of the largest shipping companies in the world.

The acquisition of WAM expands and strengthens ORBCOMM’s industry-leading cold chain monitoring solutions, which include trailers, rail cars, gensets and now sea containers. With the addition of WAM’s installed base, ORBCOMM becomes the clear leader in monitoring cargo shipments. By leveraging WAM’s incremental technology and capabilities, ORBCOMM’s potential market reach in cold chain transportation expands by more than one million additional assets worldwide as reported by World Cargo News in November of 2014.

“WAM is a natural addition to ORBCOMM’s offerings. They are a leader in refrigerated sea container telematics supporting a strong base of customers. Their patented M2M technology and powerful software platform completes ORBCOMM’s cold chain offering, enabling us to now deliver best-in-class solutions for nearly all refrigerated asset types,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Through the acquisition of WAM, we can serve a broader scope of transportation customers and access a significantly large untapped market worldwide.”

WAM is a subsidiary of Mark-It Services, Inc., a privately-held company that supports logistics companies by maintaining their assets across North America. WAM has approximately 40 employees throughout North America, India and Australia. The WAM employees located in Hyderabad, India are expected to be co-located with ORBCOMM’s software development facility in India over the coming months.

“We have had a long history of cooperation with ORBCOMM, providing refrigerated protective services, and their market leadership and expertise in refrigerated transportation makes them a great fit for WAM,” said Mark Heck, Mark-It Services, Inc.’s Chief Executive Officer. “We look forward to continue working closely with ORBCOMM to provide our mutual customers around the globe with the most comprehensive, real-time refrigerated asset information available.”

ORBCOMM was advised by Near Earth LLC on this transaction. The transaction is expected to close in early October.

About ORBCOMM Inc.

ORBCOMM Inc. (Nasdaq: ORBC) is a leading global provider of Machine-to-Machine (M2M) communication solutions and the only commercial satellite network dedicated to M2M. ORBCOMM’s unique combination of global satellite, cellular and dual-mode network connectivity, hardware, web reporting applications and software is the M2M industry’s most complete service offering. Our solutions are designed to remotely track, monitor, and control fixed and mobile assets in core vertical markets including transportation & distribution, heavy equipment, industrial fixed assets, oil & gas, maritime, mining and government.

With nearly 20 years of innovation and expertise in M2M, ORBCOMM has more than 1.3 million subscribers with a diverse customer base including premier OEMs such as Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery Co., Ltd., John Deere, Komatsu Ltd., and Volvo Construction Equipment, as well as end-to-end solutions customers such as C&S Wholesale, Canadian National Railways, CR England, Hub Group, KLLM Transport Services, Marten Transport, Swift Transportation, Target, Tropicana, Tyson Foods, Walmart and Werner Enterprises. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial and Trade Media:
Michelle Ferris	Chuck Burgess
Director of Corporate Communications	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6516	212-371-5999
ferris.michelle@orbcomm.com	clb@abmac.com